EXHIBIT D-1

RATE OF COMPENSATION UNDER THE MANAGEMENT AGREEMENTS

NEUBERGER BERMAN EQUITY FUNDS

Rate of Compensation based on each
Fund	Fund’s average daily net assets
Neuberger Berman Century Fund	0.550% of first $250 million
Neuberger Berman Equity Income Fund	0.525% of next $250 million
Neuberger Berman Focus Fund	0.500% of next $250 million
Neuberger Berman Guardian Fund	0.475% of next $250 million
Neuberger Berman	0.450% of next $500 million
International Large Cap Fund	0.425% of next $2.5 billion
Neuberger Berman Large Cap	0.400% in excess of $4 billion
Disciplined Growth Fund
Neuberger Berman
Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman
Small and Mid Cap Growth Fund
Neuberger Berman
Socially Responsive Fund
Neuberger Berman Climate Change Fund	0.850% of first $250 million
Neuberger Berman Genesis Fund	0.800% of next $250 million
Neuberger Berman	0.750% of next $250 million
Small Cap Growth Fund	0.700% of next $250 million
0.650% in excess of $1 billion
Neuberger Berman International Fund	0.850% of first $250 million
Neuberger Berman	0.825% of next $250 million
International Institutional Fund	0.800% of next $250 million
0.775% of next $250 million
0.750% of next $500 million
0.725% of next $1 billion
0.700% in excess of $2.5 billion
Neuberger Berman Emerging Markets	1.000% of the first $250 million
Equity Fund	0.975% of the next $250 million
0.950% of the next $250 million
0.925% of the next $250 million
0.900% of the next $500 million
0.875% of the next $2.5 billion
0.850% in excess of $4 billion
Neuberger Berman Real Estate Fund	0.850%

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LEHMAN BROTHERS INCOME FUNDS

Rate of Compensation based on each
Fund	Fund’s average daily net assets
Neuberger Berman Core Bond Fund	0.250% of first $500 million
Neuberger Berman	0.225% of next $500 million
Municipal Money Fund	0.200% of next $500 million
Neuberger Berman	0.175% of next $500 million
Municipal Securities Trust	0.150% in excess of $2 billion
Neuberger Berman
New York Municipal Money Fund
Neuberger Berman
Short Duration Bond Fund
Neuberger Berman Tax-Free Money Fund
Neuberger Berman	0.480%
High Income Bond Fund
Neuberger Berman Cash Reserves	0.100%
Neuberger Berman	0.550%
Strategic Income Fund
Neuberger Berman	0.080%
Government Money Fund

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

Rate of Compensation based on each
Fund	Fund’s average daily net assets
Neuberger Berman Treasury Fund	0.080%

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES

Rate of Compensation based on each
Fund	Fund’s average daily net assets
Neuberger Berman	0.080%
Institutional Cash Fund
Neuberger Berman Prime Money Fund	0.080%

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